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                                                                   EXHIBIT 10.19

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

                                DATA RACE, INC.

ARTICLE I--NATURE OF PLAN:

1. Nature of Plan. This Amended and Restated Employee Stock Purchase Plan has been established for the purpose of providing all employees of DATA RACE, Inc., a Texas corporation, with the opportunity to acquire a proprietary interest in DATA RACE, increasing their interest in DATA RACE's welfare, and encouraging them to remain in the employ of DATA RACE.

ARTICLE II--DEFINITIONS AND CONSTRUCTION:

1. Definitions. For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise:

    (a) "Board of Directors" shall mean the Board of Directors of DATA RACE, Inc. unless otherwise indicated or the context otherwise requires.

    (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (c) "Committee" shall mean the Plan Committee as from time to time constituted pursuant to Section 6.1.

    (d) "Compensation" shall mean an Employee's base salary or wages received for personal services rendered to DATA RACE during an Offering Period which are subject to withholding for federal income tax purposes plus amounts excluded from the gross income of an Employee under Sections 125 and 401(k), and of the Code. Compensation shall not include commissions based on sales, bonuses, or overtime.

    (e) "DATA RACE" shall mean DATA RACE, Inc., a Texas corporation, or any successor thereto which shall adopt this Plan.

    (f)  "Effective Date" shall mean January 1, 1994.

    (g) "Employee" shall mean any person in the employ of DATA RACE, provided, however, that Employee shall not include any person who customarily works less than (20) hours per week or customarily is employed for five
         (5) months or less per year.

    (h) "Fair Market Value" shall be deemed to be the closing price of the Stock on the principal national securities exchange on which the Stock is then listed or admitted to trading, if the Stock is then listed or admitted to trading on any national securities exchange. The closing price shall be the last reported sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, as reported by said exchange. If the Stock is not then so listed on a national securities exchange, the Fair Market Value shall be deemed to be the

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         closing price (the last reported sale regular way) in the over-the-
         counter market as reported by the Nasdaq National Market System, if the Stock closing price is then reported by the Nasdaq National Market System, or, if the Stock closing price is not then reported by the Nasdaq National Market System, shall be deemed to be the mean of the highest closing bid and the lowest closing asked price of the Stock in the over-the-counter market as reported by Nasdaq or, if the Stock is not then quoted by Nasdaq, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by DATA RACE for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Stock of DATA RACE, such Fair Market Value shall be determined by resolution of the Committee. Notwithstanding the foregoing provisions of this Section 2.1(h), if the Committee shall at any time determine that it is impracticable to apply the foregoing methods of determining Fair Market Value, the Committee is empowered to adopt other reasonable methods for such purpose. The Committee may, if it deems it appropriate, engage the services of an independent qualified expert or experts to appraise the value of the Stock.

    (i) "Offering Period" shall mean that period to be determined by the Committee, but in no event shall the period be greater than twenty-four
         (24) months in duration, beginning on the date the Employees are offered the opportunity to purchase Stock hereunder, during which eligible Employees shall determine whether and to what extent they desire to participate by authorizing payroll deductions. The Committee, in its sole and absolute discretion, may change the regular starting date and duration of the Offering Period from time to time.

    (j) "Participant" shall mean an Employee who has been offered the opportunity to purchase stock hereunder and who has elected to participate by authorizing payroll deductions.

    (k) "Payroll Deduction Account" shall mean that separate account maintained hereunder to record the amount of a Participant's Compensation that has been withheld hereunder.

    (l) "Payroll Deduction Period" shall mean that period beginning on the first day of each Offering Period and ending on the earlier of:

         (i) The latest date for which a Participant receives his last paycheck from DATA RACE after his employment with DATA RACE terminates; or

         (ii) The last day of that Offering Period.

    (m) "Plan" shall mean the DATA RACE Stock Purchase Plan as amended and restated from time to time.

    (n)  "Stock" shall mean DATA RACE's no par value Common Stock.

2. Word Usage. Except when otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the singular shall also include the plural, and vice versa. The words "hereof', "herein" and "hereunder", and other similar compounds of the word "here" shall

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     mean and refer to the entire Plan and not to any particular provision or section. All references to Sections or Articles shall mean and refer to Sections and Articles contained in this Plan unless otherwise indicated.

3. Construction. It is the intention of DATA RACE that the Plan be qualified as an employee stock purchase plan under the provisions of Section 423 of the Code, and all provisions shall be construed to that result. Moreover, the provisions of the Plan shall apply only to an Employee who is in the employ of DATA RACE on or after the Effective Date,

ARTICLE III--ELIGIBILITY AND PARTICIPATION:

1. Eligibility. Each Offering Period during the term of the Plan, unless the Board of Directors determines otherwise, the Committee shall make an offering under which all Employees are granted the opportunity to purchase Stock. Each Employee may become a Participant in the Plan on the first day of each Offering Period.

2. Election to Participate. Any Employee who is eligible to participate herein may become a Participant only by timely filing with the Committee a written election to participate that authorizes payroll deductions under
     Section 4. 1. The written election will be effective until the Participant withdraws from the Plan in accordance with Section 4.1 (c) or until the Employee's employment with DATA RACE is terminated.

3. Waiver of Participation. An Employee who is otherwise eligible to participate herein may waive his right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination may be filed in writing with the Committee in the time and manner specified thereby, but the failure to file a written election to participate shall be deemed a waiver of participation. The Employee's waiver of participation shall be effective for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this Section, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods.

ARTICLE IV--PAYROLL DEDUCTION AUTHORIZATION:

1.   Payroll Deductions.  Each Employee who is eligible and elects, pursuant to
     Article III, prior to the beginning of a Payroll Deduction Period to participate herein shall authorize the making of payroll deductions to fund the purchase of the Stock he will hold options to purchase hereunder. Deductions shall be made pro rata at the regular payroll periods applicable to the Participant during the Payroll Deduction Period and shall be credited to the Participant's Payroll Deduction Account.

     (a) Amount of Payroll Deductions. A Participant may authorize payroll deductions in an amount of not less than one percent (1%) nor more than 20% (in multiples of one percent (1%)) of his Compensation for the Offering Period.

     (b) Change In Authorization. A Participant may not vary the amount of his payroll deductions for any Payroll Deduction Period.

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     (c)  Withdrawal. A Participant may withdraw from the Plan entirely during any Offering Period by delivering to the Committee a notice indicating his withdrawal. Any withdrawal from the Plan during an offering Period shall be made effective as soon as practicable and shall be irrevocable by the Participant for the remainder of such Offering Period.

     (d) Change in Compensation. If a participant's Compensation changes within an Offering Period, the change shall have no effect on the amount of each payroll deduction for that Offering Period but will be reflected for subsequent Offering Periods.

2. Refund of Payroll Deduction Account. If a Participant files with the Committee a written notice to withdraw from the Plan, the balance credited to his Payroll Deduction Account shall be paid to him in cash as soon as practicable.

ARTICLE V--PURCHASE OF STOCK:

1. Grant of Options to Purchase Stock. Prior to any Offering Period, the Committee may, in its sole discretion, limit the number of shares of Stock to be offered to Participants for such Offering Period. Each Offering Period during the term of the Plan, unless the Board of Directors determines otherwise, the Committee shall grant all Participants options to purchase Stock.

     (a) Date of Grant. All grants made hereunder shall be deemed to have been made on the first day of the Offering Period.

     (b) Amount of Stock. Each Participant shall be granted options to purchase up to that number of whole shares of Stock which could be purchased at the price determined in accordance with Section 5.4 with the funds credited to the Participant's Payroll Deduction Account on the last day of the Offering Period. If the total amount of shares of Stock subject to options in an Offering Period exceeds the number of shares available under the Offering, the Committee may make a pro rata allocation of the available shares and notify each Participant of this allocation.

2. Limitation on Stock. No more than 200,000 shares of Stock may be purchased by Participants hereunder. Either authorized and unissued shares or issued shares heretofore or hereafter reacquired by DATA RACE may be made subject to options under the Plan, in the sole and absolute discretion of the Committee. Further, if for any reason any purchase of Stock under the Plan is not consummated, shares subject to such options may be subjected to new options under the Plan.

     Notwithstanding the foregoing provision, if the shares of Stock subject to options hereunder are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of DATA RACE through reorganization, merger, recapitalization, reclassification, stock split-up or similar event, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which purchases are or may be made hereunder. Any such adjustment in Stock shall be made with a corresponding adjustment, if appropriate, in the price for each share of Stock.

     In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

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3.   Limitation on Grants.  Notwithstanding any provision contained herein to the contrary.

     (a) No Employee shall be granted an option to purchase Stock hereunder if, immediately following the grant of the option hereunder, such Employee would own or be deemed to own stock, including for the purposes of this Section 5.3(a), the Stock he has been granted the opportunity to purchase under the Plan, possessing five percent (5%) or more of all classes of stock of DATA RACE or any parent or subsidiary thereof, computed in accordance with Section 423(b)(3) of the Code, and

     (b) No Employee shall be granted an option to purchase Stock hereunder which permits his rights to purchase Stock under this Plan and under all other employee stock purchase plans of DATA RACE or any corporation which is the parent or subsidiary company of DATA RACE to accrue at a rate which exceeds $25,000 (or such other rate as may be prescribed from time to time by the Code) of the Fair Market Value of Stock determined as of the first day of the Offering Period for each calendar year in which any such option granted to such Employee is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code

4. Stock Price. A Participant may acquire Stock hereunder at a cost of eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Stock on the first day of the Offering Period and (ii) the Fair Market Value of the Stock on the last day of the Offering Period.

5. Purchase of Stock. The purchase of Stock hereunder by a Participant may be accomplished in accordance with the following:

     (a) By Participant While Employed. If, on the last day of the Offering Period, a Participant has not timely filed with the Committee a written notice to withdraw from the Plan, such Participant shall be deemed to have elected to exercise his options to purchase the number of shares of Stock determined in accordance with Section 5.1(b). The balance credited to a Participant's Payroll Deduction Account at the end of the Offering Period, after paying for his Stock, shall be paid to him in cash.

     (b) By Participant After Termination. If a Participant's employment with DATA RACE or a Participating Employer terminates for any reason other than death, disability or retirement, his right to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such Participant's Payroll Deduction Account shall be paid to him in cash as soon as practicable.

     (c) By a Retired or Disabled Participant. If a Participant's employment with DATA RACE or a Participating Employer terminates due to disability or retirement, such Participant shall have the right to complete paying for Stock he holds options to purchase by making a cash contribution to his Payroll Deduction Account. In the event that such a contribution is made and the Participant's Payroll Deduction Account is sufficient to pay for the full number of shares for which the Participant has elected to purchase, such Participant shall, on the last day of the Offering Period, be deemed to have elected to exercise his options to purchase Stock. In the event such a contribution is not made before the last day of the offering Period, the Participant's rights

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          to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such Participant's Payroll Deduction Account shall be paid to him in cash as soon as practicable.

          For purposes of this Section 5.5, a Participant shall be considered disabled if, in the sole discretion of the Committee, he is unable by reason of physical or mental impairment to perform the usual and customary duties of his employment.

          For purposes of this Section 5.5, a Participant shall be considered to have retired if his employment with DATA RACE terminates after he attains age sixty-five (65) and with the consent of DATA RACE.

     (d) By a Deceased Participant's Representative. In the event of a Participant's employment with DATA RACE terminates on the account of the death of the Participant, his heirs, legatees, distributees or personal representatives shall have the right to complete paying for Stock he holds options to purchase by making a cash contribution to his Payroll Deduction Account. In the event that such a contribution is made and the deceased Participant's Payroll Deduction Account is sufficient to pay for the full number of shares for which the Participant has elected to participate, such heirs, legatees, distributees or personal representatives shall, on the last day of the offering Period, be deemed to have elected to exercise the deceased Participant's options to purchase Stock. In the event such a contribution is not made before the last day of the Offering Period, the right to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such deceased Participant's Payroll Deduction Account shall be paid to his heirs, legatees, distributees or personal representatives in cash as soon as practicable.

6. Payment for Shares. Upon the exercise of Participant's options to purchase shares hereunder, the shares of Stock shall be paid for in full, at the end of the Offering Period, by the transfer of the purchase price from the amount credited to the Participant's Payroll Deduction Account to an account of DATA RACE. If for any reason the balance credited to the Participant's Payroll Deduction Account at the end of the Offering Period is not sufficient to pay for the Stock purchased, the participant may at such time and in such manner as the Committee shall prescribe, contribute cash hereunder which shall be credited to his Payroll Deduction Account in order to pay for the full number of shares for which the Participant has elected to participate, or the Participant may purchase that part of the number of full shares which the balance credited to the Participant's Payroll Deduction Account is sufficient to purchase and shall receive in cash the balance credited to such account and not used to purchase Stock.

7. Transfer of Shares. The shares of Stock purchased by a Participant hereunder shall be issued or transferred to him on the books of DATA RACE as of the last day of the Offering Period in which he made the purchase. Stock certificates shall be delivered to the Participant as soon as practicable. Until such time as the shares of Stock shall be issued or transferred to him, the Participant shall have none of the rights and privileges of a stockholder in DATA RACE with respect to shares of Stock purchased hereunder. Notwithstanding anything to the contrary herein, DATA RACE shall not be obligated to issue Stock hereunder if, in the opinion of counsel for DATA RACE, such issuance would constitute a violation of federal or state securities laws of any country.

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8.   Transfer of Rights. No rights granted under the Plan may be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only by such Participant.

ARTICLE VI--Committee:

1. Appointment of Committee. The Board of Directors shall appoint a Committee comprised of not less than two members to administer the Plan. The members of such Committee shall be the members of the Compensation Committee of the Board of Directors, provided that such members are not Employees of DATA RACE.

     (a) Interested Member. Notwithstanding anything contained herein to the contrary, no member of the Committee shall be eligible to participate in the Plan at any time during his term as a member of the Committee.

     (b) Term. Each member of the Committee shall serve until his successor is appointed. Any member of the Committee may be removed at any time by the Board of Directors, with or without cause, which shall have the power to fill any vacancy which may occur. A Committee member may resign upon thirty (30) days written notice to DATA RACE.

2. Powers of the Committee. The Committee shall have the following powers and duties:

     (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

     (b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

     (c) To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, rights of eligibility of an Employee to participate in the Plan and the amount of Stock that a Participant is offered the opportunity to purchase;

     (d) To enforce the terms of the Plan and the rules and regulations it adopts;

     (e)  To direct the distribution of the shares of Stock purchased hereunder;

     (f) To furnish DATA RACE with information which DATA RACE may require for tax or other purposes;

     (g) To engage the services of counsel who may, if appropriate, be counsel for DATA RACE and agents it may deem advisable to assist it with the performance of its duties;

     (h) To prescribe procedures to be followed by Participants in electing to participate herein;

     (i) To receive from DATA RACE and from Employees such information as shall be necessary for the proper administration of the Plan;

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     (j)  To maintain, or cause to be maintained, separate Accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan;

     (k)  To select a secretary, who need not be a member of the Committee; and

     (l)  To construe the Plan.

3. Manner of Action. The decision of a majority of the members of the Committee appointed and qualified shall control. In case of a vacancy in the membership of the Committee, the remaining members of the Committee may exercise any and all of the powers, authorities, duties, and discretions conferred upon the Committee pending the filling of the vacancy. The Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Committee shall maintain adequate records of its decisions.

4. Authorized Representative. The Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents. In addition, the Committee may, in its discretion, delegate its powers and duties to any other person or persons as it deems proper.

5. Non discrimination. The Committee shall administer the Plan in a uniform, nondiscriminatory manner.

6. Books and Records. The Committee shall maintain or cause to be maintained the books, records, forms and methods of accounting related to the Plan.

ARTICLE VII--AMENDMENT AND TERMINATION:

1. Amendment. DATA RACE shall have the right at any time to amend the Plan in any manner it deems necessary or advisable to qualify the Plan under the provisions of Section 423 of the Code and to amend the Plan in any other manner; provided, however, that no amendment to the Plan shall become effective unless such amendment is approved by a majority of the shareholders of DATA RACE within twelve (12) months before or after the date such amendment is adopted by the Board of Directors if such amendment has one of the following characteristics:

     (a) increases the aggregate number of shares of Stock which may be sold hereunder;

     (b)  materially increases the benefits to Participants;

     (c)  materially modifies the requirements for Participation; or

     (d) alters the classification of corporations which are Participating Employers hereunder.

2. Termination. DATA RACE shall have the right to terminate the Plan at any time. Further, no offering shall be made hereunder after any day upon which Participants elect to participate hereunder for a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares for which Participants elect to participate shall be greater than the shares remaining available,

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     the Committee may make a pro rata allocation of the available shares and notify each Participant of this allocation.

ARTICLE VIII-MISCELLANEOUS:

1. Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to any Participant, or to his legal representative, heir, legatee or distributes, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan. The Committee may require such Participant, legal representative, heir, legatee or distributes, as a condition precedent to such payment, issuance or transfer, to execute a receipt and release therefor in such form as it shall determine.

2. Plan Funds. All amounts held by DATA RACE in Payroll Deduction Accounts under the Plan may be used for any corporate purpose of DATA RACE, and shall be considered part of the general assets of DATA RACE.

3. No Guarantee of Interests. Neither the Committee nor DATA RACE guarantees Stock from loss or depreciation.

4. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by DATA RACE, except that any stamp duties or transfer taxes applicable to participation under the Plan may be charged to the account of such Participant by the Committee.

5. DATA RACE Records. Records of DATA RACE or a Participating Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined to be incorrect.

6. Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the committee's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the person responsible shall make adjustment on account thereof as he considers equitable and practicable.

7. Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

8. No Rights Implied. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation or any Payroll Deduction Account, or the execution of any participation election form, or the issuance of any shares of Stock, shall give any Employee or Participant any right to continue employment, any legal or equitable right against DATA RACE or a Participating Employer or any officer, director, or Employee of DATA RACE or a Participating Employer, except as expressly provided by the Plan.

9. Information. DATA RACE shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the

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     Committee to perform its duties and functions under the Plan.  DATA RACE's records as to the current information DATA RACE furnishes to the Committee shall be conclusive as to all persons.

10. No Liability of DATA RACE. DATA RACE assumes no obligation or responsibility to any of the Employees, Participants, or personal representatives, heirs, legatees or distributees for any act of, or failure to act, on the part of the Committee.

11. DATA RACE Action. Any action required of DATA RACE shall be by resolution of its Board of Directors or by a person authorized to act by Board resolution.

12. Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

13. Notice. Any notice required to be given herein by DATA RACE or the Committee shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

14. Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

15. Successors. The Plan shall be binding upon all persons entitled to purchase Stock under the Plan, their respective heirs, legatees, and legal representatives, upon DATA RACE, its successors and assigns, and upon the Committee, and their successors.

16. Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in constriction of the provisions hereof

17. Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal statute. The obligation of DATA RACE to sell and deliver Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

18. No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee (nor their delegatees) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase shares of Stock granted under it, and members of the Board of Directors and the Committee (and their delegatees) shall be entitled to indemnification and reimbursement by DATA RACE in respect of any claim, loss, damage, or expense (including attorneys' fees and the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by DATA RACE, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

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19.  Shareholder Approval. Notwithstanding anything to the contrary within, this
     Plan and any amendment hereto which, under applicable law, must be approved by the shareholders of DATA RACE, is contingent upon approval by the shareholders of DATA RACE within twelve (12) months of the adoption of the Plan and such amendment, respectively, by the Board of Directors.

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